AMENDMENT NO. 2 TO THE PARTICIPATON AGREEMENT

Among

OPPENHEIMER VARIABLE ACCOUNT FUNDS,

OPPENHEIMERFUNDS, INC.

PACIFIC LIFE INSURANCE COMPANY

And

PACIFIC LIFE & ANNUITY COMPANY

THIS AMENDMENT NO 2. to the PARTICIPATION AGREEMENT (the “Agreement”), dated April 15, 2013, by and among Oppenheimer Variable Account Funds, OppenheimerFunds, Inc., and Pacific Life Insurance Company and Pacific Life & Annuity Company is effective October 1, 2015.

The Agreement is amended as follows:

1. Schedule 1 is hereby deleted and replaced in its entirety by this Schedule 1.

SCHEDULE 1

    The Portfolios will be available for any Contract or Separate Account established by Company.

2. Schedule 2 is hereby deleted and replaced in its entirety by this Schedule 2.

SCHEDULE 2

The Fund agrees to make available all the Portfolios of Oppenheimer Variable Account Funds, Portfolios include both service class and non-service class shares.

3.        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 2 to be executed in its name and on behalf of its duly authorized representative as of the date specified below.

PACIFIC LIFE INSURANCE COMPANY

By: /s/ Anthony J. Dufault

Name: Anthony J. Dufault

Title: Assistant Vice President

Date:

Attest: /s/ Brandon J. Cage
Name: Brandon J. Cage, Assistant Secretary

PACIFIC LIFE & ANNUITY COMPANY

By: /s/ Anthony J. Dufault

Name: Anthony J. Dufault

Title: Assistant Vice President

Date:

Attest: /s/ Brandon J. Cage
Name: Brandon J. Cage, Assistant Secretary

OPPENHEIMER VARIABLE ACCOUNT FUNDS

By:

Name:

Title:

Date:

OPPENHEIMERFUNDS, INC.

By:

Name:

Title:

Date:

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